UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2006

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4545 Towne Centre Court, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

On January 3, 2006, the Compensation Committee of the Board of Directors of NuVasive, Inc. (the “Company”), set annual base salaries for the Company’s executive officers for calendar year 2006, effective January 1, 2006. The base salaries for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K) remained the same as compared to 2005, except that the salary of Keith Valentine (President) increased by 3% to $300,000, the salary of Kevin O’Boyle (Executive Vice President and Chief Financial Officer) increased by 4% to $275,000, and the salary of Patrick Miles (Senior Vice President of Marketing) increased by 6% to $250,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: January 9, 2006	By:	/s/ KEVIN C. O’BOYLE
Kevin C. O’Boyle Executive V.P. and Chief Financial Officer